SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                       --------------------

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

               Date of Report:  February 24, 1998
               (Date of earliest event reported)


                    FEDERAL-MOGUL CORPORATION
     (Exact name of registrant as specified in its charter)

                          Michigan
         (State or other jurisdiction of incorporation)


        1-1511                             38-0533580
(Commission File Number)      (IRS Employer Identification Number)


26555 Northwestern Highway, Southfield, Michigan         48034
    (Address of principal executive offices)           (Zip Code)

                         (248) 354-7700
       (Registrant's telephone number including area code)



The total number of pages is 3
                     INFORMATION TO BE INCLUDED IN REPORT

ITEM 2.  Acquisition or Disposition of Assets.

     On February 24, 1998, Federal-Mogul Corporation (the "Corporation") completed the acquisition of Fel-Pro, Incorporated ("Fel-Pro"), a leading manufacturer of gaskets and seals headquartered in Skokie, Illinois for $720 million. The transaction involved $225 million of newly issued Series E Mandatory Exchangeable Preferred Stock exchangeable into common stock and $495 million in cash. The cash was raised through the existing revolving credit facility provided by The Chase Manhattan Bank, as Administrative Agent, and other short-term loans.

     Prior to the acquisition described above, there was no material relationship between the directors or officers of Fel-Pro and the Corporation or any of its affiliates, any director or officer of the Corporation or any associate of any such director or officer.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial statements of business acquired.

     It is impractical to provide the required financial statements of the business acquired with this filing. Such information will be filed by an amendment to this initial report on Form 8-K no later than sixty (60) days from the date hereof.

(b)  Pro forma financial information.

     It is impractical to provide the required pro forma financial information of the business acquired with this filing. Such information will be filed by an amendment to this initial report on Form 8-K no later than sixty
     (60) days from the date hereof.

(c)  Exhibits.

     2.1 The Equity Purchase Agreement dated as of January 9, 1998 between the Corporation and the Sellers listed therein with respect to the acquisition of Fel-Pro, is incorporated by reference to Exhibit 2.2 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.

     The Corporation will furnish upon request any exhibit described above upon payment of the Corporation's reasonable expenses for furnishing such exhibit.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              FEDERAL-MOGUL CORPORATION


                              By: (Diane L. Kaye)
                                  -----------------------------
                                  Diane L. Kaye
                                  Vice President, General
                                    Counsel and Secretary



Dated:  March 11, 1998